Exhibit 10.3

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

COMMON STOCK PURCHASE WARRANT

To Purchase Shares of $_____ Par Value Common Stock (“Common Stock”) of

No. [W-__]    [ ] Shares

SYNOVICS PHARMACEUTICALS, INC.

      THIS CERTIFIES that, for value received, ________________ (the “Purchaser” or “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 8:00 p.m. New York City Time on the date that is five (5) years after the date hereof (the “Termination Date”), but not thereafter, to subscribe for and purchase from Synovics Pharmaceuticals, Inc., a Nevada corporation (the “Company”), ____________
shares of the Company’s common stock (the “Warrant Shares”) at an Exercise Price equal to $0.75 per share (as adjusted from time to time pursuant to the terms hereof, the “Exercise Price”). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

1.	Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable pursuant to Section 8 hereof. The term “Holder” shall refer to the Purchaser or any subsequent transferee of this Warrant.

2.	Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein) except to the extent that the number of authorized shares of Common Stock of the Company available at the time of exercise of the Warrants into shares Warrant Shares is insufficient to permit the full exercise thereof.

97702v7

3.	Exercise of Warrant.

(a)	Subject to Section 2 of this Warrant, the Holder may exercise this Warrant, in whole or in part, at any time and from time to time, by delivering (which may be by facsimile) to the offices of the Company or any transfer agent for the Common Stock, this Warrant, together with a Notice of Exercise in the form annexed hereto specifying the number of Warrant Shares with respect to which this Warrant is being exercised, together with payment in cash to the Company of the Exercise Price therefor.

In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by Holder and at the Company’s expense, shall within three (3) Trading Days (as defined below) issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares.

Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The Holder may withdraw its Notice of Exercise at any time if the Company fails to timely deliver the relevant certificates to the Holder as provided in this Agreement. A Notice of Exercise shall be deemed sent on the date of delivery if delivered before 8:00 p.m. New York Time on such date, or the day following such date if delivered after 8:00 p.m. New York Time; provided that the Company is only obligated to deliver Warrant Shares against delivery of the Exercise Price from the holder hereof and surrender of this Warrant (or appropriate affidavit and/or indemnity in lieu thereof).

In lieu of delivering physical certificates representing the Warrant Shares issuable upon conversion of this Warrant, provided the Company’s transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Holder, by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to use commercially reasonable efforts to coordinate with DTC to accomplish this objective.

(b)	The term “Trading Day” means (x) if the Common Stock is not listed on a national securities exchange but sale prices of the Common Stock are reported on the OTC Bulletin Board or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (y) if the Common Stock is listed on a national securities exchange, a day on which there is trading on such stock exchange, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

4.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to nearest whole number of shares or pay the cash value of that fractional share, which cash value shall be calculated on the basis of the average closing price of the Common Stock during the five (5) Trading Days immediately preceding the date of exercise.

5.	Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto, duly executed by the Holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant Certificate to the Holder in connection with the Holder’s surrender of a Warrant Certificate upon the exercise of all or less than all of the Warrants evidenced thereby.

6.	Closing of Books. Subject to applicable law and the rules of the principal market on which the Common Stock may from time to time trade, the Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

7.	No Rights as Shareholder Until Exercise. Subject to Section 12 of this Warrant and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

8.	Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto, duly executed at the office of the Company (or such other office or agency of the Company or its transfer agent as the

Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (a) in a transaction registered under the Act, or (b) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Warrant to the effect that the transaction is so exempt.

9.	Loss, Theft, Destruction or Mutilation of Warrant; Exchange. The Company represents, warrants and covenants that (a) upon receipt by the Company of evidence and/or indemnity reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate, without any charge therefor. This Warrant is exchangeable at any time for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same, or in such denominations as may be requested by the Holder following determination of the Exercise Price. No service charge will be made for such registration, transfer, exchange or reissuance.

10.	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11.	Effect of Certain Events. If at any time while this Warrant or any portion thereof is outstanding and unexpired there shall be a Liquidation Event (as defined in clause (i) of the definition thereof in the Certificate of Designations, Preferences and Rights of the Series C Convertible Redeemable Preferred Stock of the Corporation (the “Series C Certificate of Designations”)), the Holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12.

12.	Adjustments of Exercise Price and Number of Warrant Shares.

The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 12.

(a) Sale of Shares Below Exercise Price. (i) If at any time after the date hereof, the Company issues or sells, or is deemed by he express provisions of this Section 12(a) to have issued or sold, Additional Shares of Common Stock (as defined in the Series C

Certificate of Designations), other than as a dividend or other distribution on any class of stock as provided in Section 12(e) below, and other than a subdivision or combination of shares of Common Stock as provided in Section 12(d) below, for an Effective Price (as defined in the Series C Certificate of Designations) lower than the Exercise Price per share of Common Stock in effect immediately prior to such issuance (each such issuance, a “Dilutive Issuance”), then in each case the then existing Exercise Price shall be reduced on the date of such issuance or sale, in accordance with the following formula:
X =	((A)(Y)) + ((B)(Z))
Y + Z

where:

X =	the new Exercise Price;

A =	the Exercise Price in effect immediately before the Dilutive Issuance;

Y =	the number of shares of Common Stock outstanding immediately before the Dilutive Issuance, including all shares of Common Stock issuable upon exercise, conversion or exchange of Common Stock Equivalents (as defined in the Series C Certificate of Designations) outstanding immediately before the Dilutive Issuance, whether or not then exercisable, convertible or exchangeable, but excluding any treasury shares;

B =	Base Share Price (as defined in Section 12(i), (ii), (iii) or (iv) below); and

Z =	the number of shares of Common Stock issued in the Dilutive Issuance or issuable upon conversion or exercise of Common Stock Equivalents issued in the Dilutive Issuance.

     Such adjustment to the Exercise Price shall be made upon each occurrence of a Dilutive Issuance.

     (ii) In the case of the issuance of Common Stock for cash, the Base Share Price shall be deemed to be the amount of cash paid therefor.

     (iii) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the Base Share Price shall be deemed to be the sum of such cash and the fair value of such consideration as determined by the Board of Directors of the Company, irrespective of any accounting treatment, absent manifest error.

     (iv) In the case of the issuance of Common Stock Equivalents, the following provisions shall apply for all purposes of this Section 12(a):

     (1) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of, or in exchange for, any such Common Stock Equivalents shall be deemed to have been issued at the time such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for the Common Stock Equivalents (including any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalents; provided that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of Common Stock Equivalents is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the then Base Share Price shall be recalculated using the figure to which such minimum amount of consideration is reduced when such reduction becomes effective; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Common Stock Equivalents is subsequently increased, the then Base Share Price shall be again recalculated when such increase becomes effective using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Common Stock Equivalents.

(2) Upon the expiration or termination of any Common Stock Equivalents, the Exercise Price shall be adjusted to reflect the Exercise Price in effect prior to the issuance of such Common Stock Equivalents.

(3) No further adjustment of the Exercise Price, as adjusted upon the issuance of Common Stock Equivalents, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such Common Stock Equivalents.

(b)	Reorganziations, Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 12), as a part of such capital reorganization, merger or consolidation, provision shall be made so that the Holders shall thereafter be entitled to receive upon payment of the Exercise Price then in effect the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 12 with respect to the rights of the Holder after the capital reorganization, merger or consolidation to the end that the provisions of this Section 12 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable.

(c)	Adjustment for Reclassification, Exchange and Substitution. If at any time after the date hereof the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 12), in any such event the Holder shall have the right thereafter to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change which could have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d)	Adjustment for Stock Splits and Combinations. If at any time after the date hereof the Company shall effect a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time after the date hereof the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before the combination shall be proportionately increased. Any adjustment pursuant to this Section 12(d) shall become effective simultaneously with the effectiveness of such subdivision or combination.

(e)	Adjustment for Common Stock Dividends and Distributions. If at any time after the date hereof the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Exercise Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 12(e) to reflect the actual payment of such dividend or distribution.

(f)	In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Exercise Price shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Exercise Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

13.	Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14.	Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the Holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth the computation of such adjustment and a brief statement of the facts requiring such adjustment.

15.	Authorized Shares. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law, regulation, or rule of any applicable market or exchange.

16.	Compliance with Securities Laws. (a) The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b)	Without limiting the Purchaser’s right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Purchaser's own account and not as a nominee for any other party, and that the Purchaser will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

17.	Miscellaneous.

(a)	Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of New York in the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens or venue, to the bringing of any such proceeding in such jurisdiction. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(b)	Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c)	Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be to the addresses as shown on the books of the Company or to the Company at the address set forth in the Placement Agent Agreement. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 17(c).

(d)	Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)	Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.

It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

[Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: ________, 2008

SYNOVICS PHARMACEUTICALS, INC.

By:
Name:
Title:

ATTEST:

Print Name:

PURCHASE FORM

SUBSCRIPTION

The undersigned, ___________________ (the “Holder”), pursuant to the provisions of the Warrant of Synovics Pharmaceuticals, Inc. (the “Company”) granted to the Holder (or its assignor) dated _____ (the “Warrant”), hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, par value $___ per share, of the Company covered by the Warrant, and makes payment therefor in full at the price per share provided by the Warrant.

Dated:_______________                                         Signature: _________________________

INSTRUCTIONS FOR REGISTRATION OF STOCK:

Name:
(please type or print in block letters)

Address:

Address:

FORM OF ASSIGNMENT OR PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________________ (the “Holder), hereby sells, assigns and transfers unto

Name:
(please typewrite or print in block letters)

Address:

the right to purchase Common Stock, as appropriate, to the extent of _________ shares as to which such right is exercisable pursuant to this Warrant of Synovics Pharmaceuticals, Inc. (the “Company”) dated _____ granted to the Holder (or its assignor), and does hereby irrevocably constitute and appoint _____________________ , attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Signature:_________________________________

Dated:_______________